                              AMPER, POLITZINER & MATTIA, P.C.
                              CERTIFIED PUBLIC ACCOUNTANTS
                              and CONSULTANTS

EDISON, NEW JERSEY                                            6 EAST 43rd STREET
(732) 287-1000                                                NEW YORK, NY 10017

BRIDGEWATER, NEW JERSEY                                    PHONE: (212) 682-1600
(908) 218-5002                                               FAX: (212) 682-1661

PRINCETON, NEW JERSEY                                              WWW.AMPER.COM
(609) 897-0200

HACKENSACK, NEW JERSEY
(201) 678-1400

WALL, NEW JERSEY
(732) 919-1400

                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of Soft Wave Media, LLC of our
     report dated June 9, 2006 relating to the financial statements for the period from inception (August 23, 2005) to December 31, 2005.

     We also consent to the reference to us under the heading "Experts" in the
     Prospectus.

     Our report on the financial statements dated June 9, 2006, contains an explanatory paragraph that states:

     The accompanying financial statements have been prepared assuming the
     Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a significant net loss since its inception and has a working capital deficiency of $4,264,697 as of
     December 31, 2005, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     /s/ AMPER POLITIZNER & MATTIA, P.C.
     -----------------------------------
     New York, New York
     November 1, 2006